UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 10, 2018

ZOOMPASS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-203997	30-0796392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2075 Kennedy Road Suite 404 Scarborough, Ontario M1T 3V3
(Address of Principal Executive Offices) (Zip Code)

(647) 289-9665
(Registrant's telephone number, including area code)
N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On September 10, 2018, outstanding Convertible Promissory Notes (the "Notes") issued by Zoompass Holdings, Inc. (the "Company").  in the aggregate principal amount of $837,000, were fully converted into an aggregate of 8,370,000 shares of Common Stock.   Each of the holders of the Notes are accredited investors.  The shares of common stock into which the Notes were converted were issued in reliance on an exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended, on the basis that the shares of common stock have been exchanged with holders of the Note exclusively and no commission or other remuneration has been paid or given directly or indirectly for soliciting such exchange.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 13, 2018, directors Stephen Roberts and Jon Tondeur resigned from the Board of Directors of the Company.  The remaining director, Rob Lee, appointed Mahmoud (Moody) Hashem, Mahendra Naik and Nayeem Saleem Alli to fill vacancies left by such resignations.

Mr. Hashem Co-Founded Blockgration Global Corp. in May 2018 and has served as the Chief Operating Officer since inception.  Mr. Hashem also founded ZeroWire Group in January 2009 and has served Managing Director since inception.

Mr. Hashem graduated from Ain Shams University in July 1996 with a Bachelor of Engineering - Electronics & Communication Department, Abassya, Cairo, Egypt.

Mr. Naik has been a director of BitGold Inc. since June 2015.  He was a director of IAMGOLD Corporation from 2000 to 2015, a director of First Global Data Corp. from 2013 to 2015, and a director of Fortune Minerals Limited from 2006 until 2015.

Mr. Naik attended the University of Toronto, St. George Campus, Canada and received a Bachelor of Commerce in June 1981.

Mr. Alli was a founder of First Global Data Corp. in November 2012, and has served as the Chief Financial Officer since inception.

Mr. Alli attended York University in Toronto, Canada and received a Bachelor of Commerce in June 1989.

Mr. Lee also appointed (i) Mr. Alli the Chief Executive Officer of the Company, effective as of September 17, 2018, and (ii) Mr. Hashem the Chief Operating Officer, effective as of September 13, 2018, and Manish Grigo the Chief Financial Officer, effective as of September 13, 2018.

Mr. Grigo has spent over ten years as a Technology Analyst with various boutique investment banking firms in Toronto; where he covered a wide range of technology sectors ranging from Gaming, FinTech and Telcos. He also spent a year with a gold mining company as their Investor Relations and Corporate Development Director. Since 2017 he has been working as an independent consultant and advising companies on their capital markets strategies.

Mr. Lee resigned from all positions with the Company, including as a member of the board, effective September 17, 2018.

As of September 17, 2018, the Board will consist of three members, Mssrs. Hashem, Alli and Naik, and the management team will consist of Mssrs. Hashem (COO), Alli (CEO) and Grigo (CFO).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoompass Holdings, Inc.
September 18, 2018	By: /s/ Rob Lee Rob Lee Chief Executive Officer